Exhibit 22



                             AMERICAN STORES COMPANY
                             PRINCIPAL SUBSIDIARIES
                                  YEAR END 1995



                                                    State of
Subsidiary                                       Incorporation

Jewel Companies, Inc.                                  DE
  Acme Markets, Inc.                                   DE
  Jewel Food Stores, Inc.                              NY
American Drug Stores, Inc., dba                        IL
  Osco Drug
  Sav-on
  RxAmerica, Inc.                                      DE
  Health `n' Home Corporation                          DE
  The Open Pharmacy Network, Inc.                      DE
American Food and Drug, Inc.                           DE
  Jewel Osco Southwest, Inc.                           IL
  Lucky Stores, Inc.                                   DE
  American Stores Properties, Inc.                     DE
American Stores Realty Corp.                           PA
Skaggs Telecommunications Service, Inc.                UT
National Procurement and Logistics Company             DE
ASC Services, Inc.                                     DE